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                                                                 (312) 207-1000

                                                                  June   , 1996

System Software Associates, Inc.
500 West Madison Street
32nd Floor
Chicago, Illinois 60661

 Re: Registration Statement on Form S-3

Gentlemen and Ladies:

  In connection with the proposed registration for sale of shares of Common Stock, $0.0033 par value (the "Common Stock"), by System Software Associates (the "Company"), covered by the above-referenced Registration Statement, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to as originals, the conformity to original documents of all the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

  Based upon such examination, we advise you that, in our opinion:

    (i) The Company had corporate authority to issue the shares of Common Stock proposed to be offered as set forth in the Registration Statement.

    (ii) The shares of Common Stock proposed to be offered by the Company as set forth in the Registration Statement have been duly authorized and validly issued and are fully paid and nonassessable, and will continue to be so when sold as set forth in the Registration Statement.

  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          Sachnoff & Weaver, Ltd.

DRN/SMH